UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page
Item 1.01 – Entry into a Material Definitive Agreement	3

Signatures	4

Item 1.01 – Entry into a Material Definitive Agreement
Director Fees
     On April 17, 2006, the Board of Directors of Bank of Granite Corporation (the “Company”) approved changes in the Company’s director fees for 2006, as recommended by the Board of Director’s Nominating and Corporate Governance Committee. Under the 2006 fee arrangement, each non-employee director will receive an annual retainer in the amount of $10,000 and a meeting fee, payable quarterly, in the amount of $500 for each Board meeting attended. Fees for committee meeting attendance will remain unchanged in 2006 from the committee meeting attendance fees paid for 2005. Non-employee committee members will continue to receive a meeting fee, payable quarterly, in the amount of $250 for each committee meeting attended. Non-employee committee chairpersons will continue receive a meeting fee, payable quarterly, in the amount of $400 for each committee meeting they conduct, which is in lieu of the $250 committee meeting fee paid to the other non-employee committee members in attendance.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
April 19, 2006	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

4